UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): April 15, 2024

Commission file number: 333-249533

FORTITUDE GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	85-2602691
(State of Other Jurisdiction of incorporation or Organization)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (719) 717-9825

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
N/A	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, Fortitude Gold Corporation (the “Company” or “Fortitude”) announced the retirement of John Labate as the Company’s Chief Financial Officer (“CFO”) and the appointment of Janet Turner to succeed Mr. Labate effective June 1, 2024.

Ms. Turner, age 42, is a certified public accountant and has served as the Company’s Corporate Controller since March 1, 2021. Prior to joining the Company, she held positions for Gold Resource Corporation including Financial Reporting Manager and Assistant Controller from December 2016 to February 2021. Ms. Turner also served in various audit-related roles for EKS&H LLLP, now a part of Plante Moran. Ms. Turner holds a Bachelor of Science in Accounting from Husson University and a Master of Business Administration from Thomas College.

There are no family relationships between Ms. Turner and any director or executive officer of the Company, and there are no arrangements or understandings between Ms. Turner and any other persons pursuant to which she was selected as CFO of the Company. In addition, there are no transactions between Ms. Turner and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed or furnished as exhibits to this Current Report on Form 8-K:

99.1News Release dated April 15, 2024

104Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2024	FORTITUDE GOLD CORPORATION

	By:	/s/ Jason D. Reid
Jason D. Reid, Chief Executive Officer